QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32

Certifications of CEO and CFO Pursuant to
18 S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report on Form 10-Q of Samsonite Corporation (the "Company") for the quarterly period ended October 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Marcello Bottoli, as Chief Executive Officer of the Company, and Richard H. Wiley, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

        (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MARCELLO BOTTOLI Name: Marcello Bottoli Title: Chief Executive Officer and President Date: December 15, 2004
/s/ RICHARD H. WILEY Name: Richard H. Wiley Title: Chief Financial Officer, Treasurer and Secretary Date: December 15, 2004

        This certification accompanies the report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

QuickLinks

Certifications of CEO and CFO Pursuant to 18 S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002